Exhibit 4.3









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                              KEYSPAN CORPORATION


                                      and


                             JPMorgan Chase Bank,

                          as Purchase Contract Agent



                          PURCHASE CONTRACT AGREEMENT


                            Dated as of May 6, 2002



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
                              TABLE OF CONTENTS

                                   ARTICLE 1
           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

SECTION 1.01.  Definitions...................................................1
SECTION 1.02   Compliance Certificates and Opinions.........................15
SECTION 1.03.  Form of Documents Delivered to Purchase Contract Agent.......16
SECTION 1.04.  Acts of Holders; Record Dates................................16
SECTION 1.05.  Notices......................................................18
SECTION 1.06.  Notice to Holders; Waiver....................................19
SECTION 1.07.  Effect of Headings and Table of Contents.....................19
SECTION 1.08.  Successors and Assigns.......................................19
SECTION 1.09.  Separability Clause..........................................19
SECTION 1.10.  Benefits of Agreement........................................19
SECTION 1.11.  Governing Law................................................20
SECTION 1.12.  Legal Holidays...............................................20
SECTION 1.13.  Counterparts.................................................20
SECTION 1.14.  Inspection of Agreement......................................20
SECTION 1.15.  Appointment of Financial Institution as Agent for the
                 Company....................................................20
SECTION 1.16.  No Waiver....................................................21

                                   ARTICLE 2
                               CERTIFICATE FORMS

SECTION 2.01.  Forms of Certificates Generally..............................21
SECTION 2.02.  Form of Purchase Contract Agent's Certificate of
                 Authentication.............................................22

                                   ARTICLE 3
                                THE SECURITIES

SECTION 3.01.  Amount; Form and Denominations...............................22
SECTION 3.02.  Rights and Obligations Evidenced by the Certificates.........22
SECTION 3.03.  Execution, Authentication, Delivery and Dating...............23
SECTION 3.04.  Temporary Certificates.......................................24
SECTION 3.05.  Registration; Registration of Transfer and Exchange..........25
SECTION 3.06.  Book-Entry Interests.........................................26
SECTION 3.07.  Notices to Holders...........................................27
SECTION 3.08.  Appointment of Successor Depositary..........................27
SECTION 3.09.  Definitive Certificates......................................27
SECTION 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates...........28
SECTION 3.11.  Persons Deemed Owners........................................29
SECTION 3.12.  Cancellation.................................................30
SECTION 3.13.  Creation of Treasury MEDS by Substitution of Treasury
                 Securities.................................................30
SECTION 3.14.  Reestablishment of Corporate MEDS............................32
SECTION 3.15.  Transfer of Collateral upon Occurrence of Termination
                 Event......................................................33
SECTION 3.16.  No Consent to Assumption.....................................34


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                                   ARTICLE 4
    THE NOTES AND APPLICABLE OWNERSHIP INTERESTS OF THE TREASURY PORTFOLIO

SECTION 4.01.  Interest Payments; Rights to Interest Payments Preserved.....34
SECTION 4.02.  Notice and Voting............................................35
SECTION 4.03.  Tax Event Redemption.........................................36

                                   ARTICLE 5
                            THE PURCHASE CONTRACTS

SECTION 5.01.  Purchase of Shares of Common Stock...........................37
SECTION 5.02.  Remarketing; Payment of Purchase Price.......................39
SECTION 5.03.  Issuance of Shares of Common Stock...........................47
SECTION 5.04.  Adjustment of Settlement Rate................................48
SECTION 5.05.  Notice of Adjustments and Certain Other Events...............56
SECTION 5.06.  Termination Event; Notice....................................57
SECTION 5.07.  Early Settlement.............................................58
SECTION 5.08.  Intentionally Omitted........................................60
SECTION 5.09.  No Fractional Shares.........................................60
SECTION 5.10.  Charges and Taxes............................................60
SECTION 5.11.  Purchase Contract Payments...................................61

                                   ARTICLE 6
                                   REMEDIES

SECTION 6.01.  Unconditional Right of Holders to Receive Purchase
                 Contract Payments and to Purchase Shares of Common
                 Stock......................................................66
SECTION 6.02.  Restoration of Rights and Remedies...........................66
SECTION 6.03.  Rights and Remedies Cumulative...............................67
SECTION 6.04.  Delay or Omission Not Waiver.................................67
SECTION 6.05.  Undertaking for Costs........................................67
SECTION 6.06.  Waiver of Stay or Extension Laws.............................67

                                   ARTICLE 7
                          THE PURCHASE CONTRACT AGENT

SECTION 7.01.  Certain Duties and Responsibilities..........................68
SECTION 7.02.  Notice of Default............................................69
SECTION 7.03.  Certain Rights of Purchase Contract Agent....................69
SECTION 7.04.  Not Responsible for Recitals or Issuance of Securities.......71
SECTION 7.05.  May Hold Securities..........................................71
SECTION 7.06.  Money Held in Custody........................................71
SECTION 7.07.  Compensation and Reimbursement...............................72
SECTION 7.08.  Corporate Purchase Contract Agent Required;   Eligibility....72
SECTION 7.09.  Resignation and Removal; Appointment of Successor............73
SECTION 7.10.  Acceptance of Appointment by Successor.......................74


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


SECTION 7.11.  Merger, Conversion, Consolidation or Succession to Business..75
SECTION 7.12.  Preservation of Information; Communications to Holders.......75
SECTION 7.13.  No Obligations of Purchase Contract Agent....................75
SECTION 7.14.  Tax Compliance...............................................76

                                   ARTICLE 8
                            SUPPLEMENTAL AGREEMENTS

SECTION 8.01.  Supplemental Agreements Without Consent of Holders...........76
SECTION 8.02.  Supplemental Agreements with Consent of Holders..............77
SECTION 8.03.  Execution of Supplemental Agreements.........................78
SECTION 8.04.  Effect of Supplemental Agreements............................78
SECTION 8.05.  Reference to Supplemental Agreements.........................79

                                   ARTICLE 9
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 9.01.  Covenant Not to Consolidate, Merge, Convey, Transfer or
                 Lease Property Except under Certain Conditions.............79
SECTION 9.02.  Rights and Duties of Successor Corporation...................80
SECTION 9.03.  Officers' Certificate and Opinion of Counsel Given to
                 Purchase Contract Agent....................................80

                                  ARTICLE 10
                                   COVENANTS

SECTION 10.01.  Performance under Purchase Contracts........................80
SECTION 10.02.  Maintenance of Office or Agency.............................81
SECTION 10.03.  Company to Reserve Common Stock.............................81
SECTION 10.04.  Covenants as to Common Stock................................81
SECTION 10.05.  Statements of Officers of the Company as to Default.........82
SECTION 10.06.  ERISA.......................................................82
SECTION 10.07.  Tax Treatment...............................................82


EXHIBITS

Exhibit A - Form of Corporate MEDS Certificate
Exhibit B - Form of Treasury MEDS Certificate
Exhibit C - Instruction to Purchase Contract Agent
Exhibit D - Notice from Purchase Contract Agent to Holders
Exhibit E - Notice to Settle by Cash
Exhibit F - Notice from Purchase Contract Agent to Collateral Agent

         PURCHASE CONTRACT AGREEMENT, dated as of May 6, 2002, between KEYSPAN CORPORATION, a New York corporation (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation, acting as purchase contract agent for the Holders of Securities (as defined herein) from time to time (the "Purchase Contract Agent").

                                   RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

         All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:



                                   ARTICLE 1
           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

         SECTION 1.01.  Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

          (d) the following terms have the meanings given to them in this
Section 1.01(d):

         "Act" has the meaning, with respect to any Holder, set forth in
Section 1.04.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Market Value" has the meaning set forth in Section 5.01.

         "Applicable Ownership Interest" shall mean, with respect to the Treasury Portfolio contained in a Corporate MEDS, (i) a 5% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to May 15, 2005 and (ii) (A) in the case of a Successful Initial Remarketing or Successful Interim Remarketing, a 5% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to May 15, 2005, or (B) in the case of a Tax Event Redemption, for each scheduled interest payment on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, a 0.06125% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to the Business Day immediately preceding the relevant interest payment date.

         "Applicable Principal Amount" means the aggregate principal amount of the Notes that are components of Corporate MEDS on (i) the Initial Remarketing Date (with respect to the purchase of the Treasury Portfolio in connection with the Initial Remarketing) or (ii) the Interim Remarketing Date (with respect to the purchase of the Treasury Portfolio in connection with any Interim Remarketing).

         "Applicants" has the meaning set forth in Section 7.12(b).

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

         "Business Day" or "business day" means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in New York City, New York are authorized or required by applicable law to remain closed or a day on which the Indenture Trustee or the Collateral Agent is closed for business; provided that for purposes of the second paragraph of
Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which trading on the New York Stock Exchange, Inc. is closed or suspended.

         "Cash Merger" has the meaning set forth in Section 5.04(b)(2).

         "Cash Merger Early Settlement" has the meaning set forth in Section 5.04(b)(2).

         "Cash Merger Early Settlement Date" has the meaning set forth in
Section 5.04(b)(2).

         "Cash Settlement" has the meaning set forth in Section 5.02(c)(i).

         "Certificate" means a Corporate MEDS Certificate or a Treasury MEDS Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Securities.

         "Closing Price" has the meaning set forth in Section 5.01(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

         "Collateral Account" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.


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


         "Collateral Agent" means The Bank of New York, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning set forth in Section 3.13.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "Constituent Person" has the meaning set forth in Section 5.04(b).

         "Corporate MEDS" means the collective rights and obligations of a Holder of a Corporate MEDS Certificate in respect of the Notes or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract; provided that the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio shall not be subject to the Pledge.

         "Corporate MEDS Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate MEDS specified on such certificate.

         "Corporate Trust Office" means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services.

         "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

         "Current Market Price" has the meaning set forth in Section
5.04(a)(8).

         "Custodial Agent" means The Bank of New York, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

         "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Sections 3.06, 3.07, 3.08 and 3.09.


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         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

         "DTC" means The Depository Trust Company.

         "Early Settlement" has the meaning set forth in Section 5.07.

         "Early Settlement Amount" has the meaning set forth in Section 5.07.

         "Early Settlement Date" has the meaning set forth in Section 5.07.

         "Early Settlement Rate" has the meaning set forth in Section 5.07.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning set forth in Section 1.04(e).

         "Expiration Time" has the meaning set forth in Section 5.04(a)(6).

         "Failed Final Remarketing" has the meaning set forth in Section
5.02(d).

         "Failed Initial Remarketing" has the meaning set forth in Section 5.02(a).

         "Failed Interim Remarketing" has the meaning set forth in Section 5.02(b).

         "Final Remarketing" has the meaning set forth in Section 5.02(d).

         "Final Remarketing Date" means the third Business Day immediately preceding the Purchase Contract Settlement Date.

         "Final Remarketing Fee" has the meaning set forth in Section 5.02(d).

         "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Clearing Agency or a nominee thereof.

         "Holder" means, with respect to a Security, the Person in whose name the Security evidenced by a Certificate is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Securities have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Securities are credited on the record date, the term "Holder" shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

         "Indenture" means the Indenture, dated as of November 1, 2000, between the Company and the Indenture Trustee, as amended and supplemented as of the date hereof (including any provisions of the TIA that are deemed incorporated therein), pursuant to which the Notes will be issued.

         "Indenture Trustee" means JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank), as trustee under the Indenture, or any successor thereto.

         "Initial Remarketing" has the meaning set forth in Section 5.02(a).

         "Initial Remarketing Date" means the third Business Day immediately preceding February 16, 2005.

         "Interim Remarketing" has the meaning set forth in Section 5.02(b).

         "Interim Remarketing Date" has the meaning set forth in Section
5.02(b).

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

         "non-electing share" has the meaning set forth in Section 5.04(b).

         "Notes" means the series of notes designated the Notes due 2008 to be issued by the Company under the Indenture as of the date hereof.

         "NYSE" has the meaning set forth in Section 5.01.

         "Officers' Certificate" means a certificate signed by (i) either the Company's Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company's Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:


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


          (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

         "Outstanding Securities" means, with respect to any Security and as of the date of determination, all Securities evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

          (i) If a Termination Event has occurred, (i) Treasury MEDS and (ii) Corporate MEDS for which the underlying Notes or Applicable Ownership Interests in the Treasury Portfolio have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate MEDS;

          (ii) Securities evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

          (iii) Securities evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Securities evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Securities, except that, in determining whether the


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Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

         "Payment Date" means each February 16, May 16, August 16 and November 16, commencing August 16, 2002.

         "Permitted Investments" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "Plan" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

         "Pledge" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, in each case constituting a part of the Securities.

         "Pledge Agreement" means the Pledge Agreement, dated as of May 6, 2002, among the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

         "Pledged Notes" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

         "Predecessor Certificate" means a Predecessor Corporate MEDS Certificate or a Predecessor Treasury MEDS Certificate.

         "Predecessor Corporate MEDS Certificate" of any particular Corporate MEDS Certificate means every previous Corporate MEDS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate MEDS evidenced thereby; and, for the purposes of this definition, any Corporate MEDS Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate MEDS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate MEDS Certificate.

         "Predecessor Treasury MEDS Certificate" of any particular Treasury MEDS Certificate means every previous Treasury MEDS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury MEDS evidenced thereby; and, for the purposes of this definition, any Treasury MEDS Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury MEDS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury MEDS Certificate.

         "Primary Treasury Dealer" shall mean a primary U.S. government securities dealer in New York City.

         "Proceeds" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

         "Pro Rata" shall mean pro rata to each Holder according to the aggregate Stated Amount of the Securities held by such Holder in relation to the aggregate Stated Amount of all Securities outstanding.

         "Prospectus" means the prospectus relating to the delivery of shares of any securities in connection with an Early Settlement pursuant to Section
5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to
Section 5.04(b)(2), in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

         "Purchase Contract" means, with respect to any Security, the contract forming a part of such Security and obligating the Company to (i) sell, and the Holder of such Security to purchase, shares of Common Stock and (ii) pay the Holder thereof Purchase Contract Payments, in each case on the terms and subject to the conditions set forth in Article Five hereof.

         "Purchase Contract Agent" means the Person named as the "Purchase Contract Agent" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

         "Purchase Contract Payments" means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 3.85% of the Stated Amount per Purchase Contract.

         "Purchase Contract Settlement Date" means May 16, 2005.

         "Purchase Contract Settlement Fund" has the meaning set forth in
Section 5.03.

         "Purchase Price" has the meaning set forth in Section 5.01.

         "Purchased Shares" has the meaning set forth in Section 5.04(a)(6).

         "Quotation Agent" means (i) J.P. Morgan Securities Inc. and its respective successors or (ii) any other Primary Treasury Dealer selected by the Company.

         "Record Date" for any distribution and Purchase Contract Payment payable on any Payment Date means, as to any Global Certificate, the Business Day immediately prior to the relevant Payment Date, and as to any other Certificate, the date selected by the Company, which shall be more than one Business Day but less than sixty Business Days prior to such Payment Date.

         "Redemption Amount" means, for each Note:

          (a) in the case of a Tax Event Redemption occurring prior to the earlier of (1) the date of a Successful Remarketing, or (2) the Purchase Contract Settlement Date, the product of the principal amount of that Note and a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of the Notes included in Corporate MEDS, and

          (b) in the case of a Tax Event Redemption occurring on or after the earlier of (1) the date of a Successful Remarketing or (2) the Purchase Contract Settlement Date, the product of the principal amount of the Note and a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date.

         "Reference Dealer" means a dealer engaged in trading of convertible securities.

         "Reference Price" has the meaning set forth in Section 5.01.

         "Registration Statement" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(2), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

         "Remarketing" means the remarketing of the Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

         "Remarketing Agent" has the meaning set forth in Section 5.02(a).

         "Remarketing Agreement" means the Remarketing Agreement, dated as of May 6, 2002, among the Company, the Remarketing Agent and the Purchase Contract Agent.

         "Remarketing Fee" has the meaning set forth in Section 5.02(a).

         "Remarketing Per Note Price" means the Treasury Portfolio Purchase Price divided by the number of Notes held as components of Corporate MEDS and remarketed in the Initial Remarketing or any Interim Remarketing, as the case may be.

         "Reorganization Event" has the meaning set forth in Section 5.04(b).

         "Reset Rate" means the interest rate on the Notes determined by the Remarketing Agent (i) in the case of a Successful Remarketing on the Initial Remarketing Date or any Interim Remarketing Date, as the rate necessary to remarket the Notes at a price per Note such that the aggregate price for the Notes remarketed is equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price, (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Notes at a price per Note such that the aggregate price for the Notes remarketed is equal to approximately 100.25%, but not less than 100%, of the aggregate principal amount of the Notes remarketed, (iii) if there are no Corporate MEDS outstanding and none of the Holders elect to have Separate Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date or (iv) in the case of a Failed Final Remarketing, pursuant to the Second Supplemental Indenture; provided that in no event shall the Reset Rate (i) be less than 4.90% or (ii) exceed the maximum rate permitted by applicable law.

         "Responsible Officer" means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

         "Second Supplemental Indenture" means the Second Supplemental Indenture to the Indenture, entered into between the Company and the Indenture Trustee on the date hereof.

         "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Securities Intermediary" means The Bank of New York, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Securities Intermediary" shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

         "Security" means a Corporate MEDS or a Treasury MEDS, as the case may be.

         "Security Register" and "Securities Registrar" have the respective meanings set forth in Section 3.05.

         "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Purchase Contract Payments.

         "Separate Notes" means Notes that are no longer a component of Corporate MEDS.

         "Separate Notes Purchase Price" means the amount in cash equal to the product of the Remarketing Per Note Price multiplied by the number of Separate Notes remarketed in the Initial Remarketing or any Interim Remarketing, as the case may be.

         "Settlement Rate" has the meaning set forth in Section 5.01.

         "Stated Amount" means $50.

         "Successful Initial Remarketing" has the meaning set forth in Section 5.02(a).

         "Successful Interim Remarketing" has the meaning set forth in Section 5.02(b).

         "Successful Final Remarketing" has the meaning set forth in Section 5.02(d).

         "Successful Remarketing" means either (i) a Successful Initial Remarketing, (ii) a Successful Interim Remarketing or (iii) a Successful Final Remarketing.

         "Tax Event" means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (1) any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (2) any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or
(3) any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date hereof, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date hereof.

         "Tax Event Redemption" shall mean that a Tax Event has occurred and is continuing and the Notes have been called for redemption pursuant to the Indenture.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "Tax Event Redemption Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, the aggregate principal amount of the Notes that are components of Corporate MEDS on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after the earlier of (A) the date of a Successful Remarketing and
(B) the Purchase Contract Settlement Date, the aggregate principal amount of the Notes outstanding on such Tax Event Redemption Date.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events:

          (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

          (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

          (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning set forth in Section
5.01.

         "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "Trading Day" has the meaning set forth in Section 5.01.

         "Treasury MEDS" means, following the substitution of Treasury Securities for Notes as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury MEDS Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

         "Treasury MEDS Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury MEDS specified on such certificate.

         "Treasury Portfolio" means (1) in connection with the Initial Remarketing or any Interim Remarketing, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2005, in an aggregate amount equal to the Applicable Principal Amount and (b) principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount on the Purchase Contract Settlement Date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section 5.02 and (2) in connection with a Tax Event Redemption,
(a) if the Tax Event Redemption Date occurs prior to the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature on or prior to the Business Day immediately preceding such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date if the interest rate of the Notes was not reset on the Initial Remarketing Date, any Interim Remarketing Date or the Final Remarketing Date, and (b) if the Tax Event Redemption Date occurs on or after the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities which mature on or prior to May 15, 2008 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. treasury securities that mature on or prior to the Business Day immediately preceding such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such interest payment date if the interest rate of the Notes was not reset on the Initial Remarketing Date, any Interim Remarketing Date or the Final Remarketing Date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date, (b) in the case of the Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following such Initial Remarketing Date and (c) in the case of any Interim Remarketing, on the Interim Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following such Interim Remarketing Date.

         "Treasury Securities" means zero-coupon U.S. Treasury Securities (CUSIP No. 912803ADS) that mature on May 15, 2005.

         "Underwriting Agreement" means the Underwriting Agreement, dated April 30, 2002, between the Company and the Underwriters identified in
Schedule II thereto.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         SECTION 1.02.  Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03.  Form of Documents Delivered to Purchase Contract Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04.  Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

         (c) The ownership of Securities shall be proved by the Security
Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate MEDS and the Outstanding Treasury MEDS, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate MEDS or the Treasury MEDS, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Securities in the manner set forth in Section 1.06.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         SECTION 1.05.  Notices.

         Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

         If to the Purchase Contract Agent:

                  JPMorgan Chase Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Telecopier No.: (212) 946-8162/8175
                  Attention: Institutional Trust Services

         If to the Company:
                  KeySpan Corporation
                  One MetroTech Center
                  Brooklyn, New York 11201
                  Telecopier No.: 718-403-2042
                  Attention: Treasurer

         If to the Collateral Agent:
                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York 10286
                  Telecopier No.: 212-896-7298
                  Attention Corporate Trust Administration

         If to the Indenture Trustee:
                  JPMorgan Chase Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Telecopier No.: (212) 946-8162/8175
                  Attention: Institutional Trust Services

         The Purchase Contract Agent shall send to the Indenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.

         SECTION 1.06.  Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.07.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.08.  Successors and Assigns.

         All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 1.09.  Separability Clause.

         In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

         SECTION 1.10.  Benefits of Agreement.

         Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

         SECTION 1.11.  Governing Law.

         This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 1.12.  Legal Holidays.

         In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities), Purchase Contract Payments or other distributions shall not be paid on such date, but Purchase Contract Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.

         In any case where any Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities) Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

         SECTION 1.13.  Counterparts.

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 1.14.  Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

         SECTION 1.15. Appointment of Financial Institution as Agent for the Company.

         The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

         SECTION 1.16. No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.



                                   ARTICLE 2
                               CERTIFICATE FORMS

         SECTION 2.01.  Forms of Certificates Generally.

         The Certificates (including the form of Purchase Contract forming part of each Security evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Corporate MEDS) or Exhibit B hereto (in the case of Certificates evidencing Treasury MEDS), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Securities evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND
         IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES

         REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         SECTION 2.02. Form of Purchase Contract Agent's Certificate of Authentication.

         The form of the Purchase Contract Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the applicable Certificates.



                                   ARTICLE 3
                                THE SECURITIES

         SECTION 3.01.  Amount; Form and Denominations.

         The aggregate number of Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 8,000,000 (9,200,000 if the over- allotment option granted in the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Sections 3.04, 3.05, 3.10, 3.13, 3.14 or 8.05.

         The Certificates shall be issuable only in registered form and only in denominations of a single Corporate MEDS or Treasury MEDS and any integral multiple thereof.

         SECTION 3.02.  Rights and Obligations Evidenced by the Certificates.

         Each Corporate MEDS Certificate shall evidence the number of Corporate MEDS specified therein, with each such Corporate MEDS representing
(1) the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent, as attorney-in-fact for, and on behalf of, the Holder of each Corporate MEDS shall pledge, pursuant to the Pledge Agreement, the Note or the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, forming a part of such Corporate MEDS, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Note or the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

         Upon the formation of a Treasury MEDS pursuant to Section 3.13, each Treasury MEDS Certificate shall evidence the number of Treasury MEDS specified therein, with each such Treasury MEDS representing (1) the ownership by the Holder thereof of a 1/20 undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent, as attorney-in-fact for, and on behalf of, the Holder of each Treasury MEDS shall pledge, pursuant to the Pledge Agreement, the Treasury Securities forming a part of such Treasury MEDS, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Treasury Securities, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

         Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Security to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

         SECTION 3.03.  Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

         The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

         Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

         Each Certificate shall be dated the date of its authentication.

         No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         SECTION 3.04.  Temporary Certificates.

         Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate MEDS or Treasury MEDS, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Securities as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities, evidenced thereby as definitive Certificates.

         SECTION 3.05.  Registration; Registration of Transfer and Exchange.

         The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the "Security Registrar"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate MEDS and Treasury MEDS.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate MEDS or Treasury MEDS, as the case may be.

         At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate MEDS or Treasury MEDS, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

         All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate MEDS or Treasury MEDS, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Corporate MEDS or Treasury MEDS, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a

Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.04, 3.06 and 8.05 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such Certificate, any Cash Merger Early Settlement Date for such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (i) if the Purchase Contract Settlement Date, an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such other Certificate; or

         (ii) if a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement Date with respect to such other Certificate shall have occurred, or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

         SECTION 3.06.  Book-Entry Interests.

         The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

          (i) the provisions of this Section 3.06 shall be in full force and effect;

          (ii) the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Purchase Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

          (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

         SECTION 3.07.  Notices to Holders.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

         SECTION 3.08.  Appointment of Successor Depositary.

         If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Securities.

         SECTION 3.09.  Definitive Certificates.

         If:

          (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed pursuant to Section 3.08 within 90 days after such discontinuance; or

          (ii) the Company elects to terminate the book-entry system for the Securities,

then (x) definitive Certificates shall be prepared by the Company with respect to such Securities and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Securities by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Securities of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

         SECTION 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates.

         If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate MEDS or Treasury MEDS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate MEDS or Treasury MEDS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such lost or mutilated Certificate, any Cash Merger Early Settlement Date for such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (i) if the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate; or

          (ii) if a Cash Settlement with respect to such lost or mutilated Certificate shall have occurred or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

         Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

         Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 3.11.  Persons Deemed Owners.

         Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of (subject to any applicable record date) receiving distributions on the Notes or on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as applicable, receiving Purchase Contract Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any distributions on the Notes or Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as applicable, or Purchase Contract Payments payable on the Purchase Contracts, each constituting a part of the Security evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent nor any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 3.12.  Cancellation.

         All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or upon the transfer of Notes, or for delivery of the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of Corporate MEDS shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

         If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

         SECTION 3.13. Creation of Treasury MEDS by Substitution of Treasury Securities.

         Unless the Treasury Portfolio has replaced the Notes as a component of the Corporate MEDS as a result of a Tax Event Redemption (in which case no Collateral Substitution shall be permitted) and subject to the conditions set forth in this Agreement, a Holder may separate the Notes from the related Purchase Contracts in respect of such Holder's Corporate MEDS by substituting for such Notes Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Notes (a "Collateral Substitution"), at any time from and after the date of this Agreement and prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date. To effect such substitution, the Holder must:

          (1) deposit with the Securities Intermediary Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes comprising part of such Corporate MEDS; and

          (2) transfer the related Corporate MEDS to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Notes underlying such Corporate MEDS, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Notes from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Notes to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i) cancel the related Corporate MEDS;

          (ii) transfer the Notes to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Treasury MEDS Certificate executed by the Company in accordance with
     Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate MEDS.

         Holders who elect to separate the Notes from the related Purchase Contracts and to substitute Treasury Securities for such Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

         Holders may make Collateral Substitutions only in integral multiples of 20 Corporate MEDS.

         In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate MEDS or fails to deliver Corporate MEDS Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Notes constituting a part of such Corporate MEDS shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate MEDS are so transferred or the Corporate MEDS Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate MEDS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

         Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, for so long as the Purchase Contract underlying a Corporate MEDS remains in effect, such Corporate MEDS shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate MEDS may be acquired, and may be transferred and exchanged, only as a Corporate MEDS.

         SECTION 3.14.  Reestablishment of Corporate MEDS.

         Unless the Treasury Portfolio has replaced the Notes as a component of the Corporate MEDS as a result of a Tax Event Redemption (in which case no Collateral Substitution shall be permitted) and subject to the conditions set forth in this Agreement, a Holder of Treasury MEDS may reestablish Corporate MEDS at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, by:

          (1) depositing with the Securities Intermediary Notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Treasury MEDS; and

          (2) transferring the related Treasury MEDS to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Notes to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury MEDS, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer thereof to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i) cancel the related Treasury MEDS;

          (ii) transfer the Treasury Securities to the Holder; and

        (iii) authenticate, execute on behalf of such Holder and deliver a Corporate MEDS Certificate executed by the Company in accordance with
         Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury MEDS.

         Holders who elect to reestablish Corporate MEDS shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the reestablishment, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

         Holders of Treasury MEDS may only reestablish Corporate MEDS in integral multiples of 20 Treasury MEDS.

         Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, for so long as the Purchase Contract underlying a Treasury MEDS remains in effect, such Treasury MEDS shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury MEDS in respect of the 1/20 of a Treasury Security and the Purchase Contract comprising such Treasury MEDS may be acquired, and may be transferred and exchanged, only as a Treasury MEDS.

         SECTION 3.15. Transfer of Collateral upon Occurrence of Termination Event.

         Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Notes, the appropriate Applicable Ownership Interests of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate MEDS and the Treasury MEDS, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Notes, the appropriate Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

         Upon book-entry transfer of the Corporate MEDS or the Treasury MEDS or delivery of a Corporate MEDS Certificate or Treasury MEDS Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Notes, the appropriate Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate MEDS or Treasury MEDS, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate MEDS or Treasury MEDS fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate MEDS or Treasury MEDS, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

          (i) the transfer of such Corporate MEDS or Treasury MEDS or surrender of the Corporate MEDS Certificate or Treasury MEDS Certificate or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate MEDS Certificate or Treasury MEDS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

          (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.

         SECTION 3.16.  No Consent to Assumption.

         Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.


                                   ARTICLE 4
    THE NOTES AND APPLICABLE OWNERSHIP INTERESTS OF THE TREASURY PORTFOLIO

      SECTION 4.01.  Interest Payments; Rights to Interest Payments Preserved.

         Any distribution on any Note or on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate MEDS Certificate (or one or more Predecessor Corporate MEDS Certificates) of which such Note or the appropriate Applicable Ownership Interests of the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.

         Each Corporate MEDS Certificate evidencing Notes or the appropriate Applicable Ownership Interests of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate MEDS Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue interest or distributions, which were carried by the Notes or the appropriate Applicable Ownership Interests of the Treasury Portfolio underlying such other Corporate MEDS Certificate.

         In the case of any Corporate MEDS with respect to which (A) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02 hereof, (B) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (C) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(2) hereof, or (D) a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Notes or distributions on the appropriate Applicable Ownership Interests of the Treasury Portfolio, as the case may be, underlying such Corporate MEDS otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate MEDS Certificate (or one or more Predecessor Corporate MEDS Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Corporate MEDS with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, distributions on the related Notes or the appropriate Applicable Ownership Interests of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate MEDS; provided, however, that to the extent that such Holder continues to hold Separate Notes that formerly comprised a part of such Holder's Corporate MEDS, such Holder shall be entitled to receive interest on such Separate Notes.

         SECTION 4.02.  Notice and Voting.

         Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate MEDS a notice:

          (i) containing such information as is contained in the notice or solicitation;

          (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Notes underlying their Corporate MEDS; and

          (iii) stating the manner in which such instructions may be given.

Upon the written request of the Holders of Corporate MEDS on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate MEDS, the Purchase Contract Agent shall abstain from voting the Notes underlying such Corporate MEDS. The Company hereby agrees, if applicable, to solicit Holders of Corporate MEDS to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Notes.

         SECTION 4.03.  Tax Event Redemption.

          (a) The Company shall deposit in the Collateral Account in exchange for the Pledged Notes upon the occurrence of a Tax Event Redemption prior to the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, an amount equal to the Redemption Amount, plus any accrued and unpaid interest, payable on the Tax Event Redemption Date with respect to the principal amount of Notes that are components of Corporate MEDS. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such funds to purchase on behalf of the Holders of Corporate MEDS the Treasury Portfolio and promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate MEDS.

          (b) Upon the occurrence of a Tax Event Redemption, the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio will be substituted as Collateral for the Pledged Notes and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate MEDS to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such Corporate MEDS. Following the occurrence of a Tax Event Redemption prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, the Holders of Corporate MEDS and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio as the Holders of Corporate MEDS and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Notes shall be deemed to be a reference to such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio. The Company may cause to be made in any Corporate MEDS Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio for Notes as Collateral.

                                   ARTICLE 5
                            THE PURCHASE CONTRACTS

         SECTION 5.01.  Purchase of Shares of Common Stock.

         (a) Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock (subject to Section 5.09) equal to the Settlement Rate unless an Early Settlement has occurred in accordance with Section 5.07 hereof or a Cash Merger Early Settlement has occurred in accordance with Section 5.04(b)(2) hereof or, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to:

          (i) if the Applicable Market Value (as defined below) is greater than or equal to $42.36 (the "Threshold Appreciation Price"), 1.1804 shares of Common Stock per Purchase Contract;

          (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $35.30 (the "Reference Price"), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Applicable Market Value;

          (iii) if the Applicable Market Value is less than or equal to the Reference Price, 1.4164 shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

         The "Closing Price" per share of Common Stock on any date of determination means:

          (i) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal

     United States national or regional securities exchange on which the Common Stock is so listed;

          (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

          (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (v) if the bid price referred to in clause (iv) is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         (b) Each Holder of a Corporate MEDS or a Treasury MEDS, by its acceptance thereof:

          (i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

          (ii) agrees to be bound by the terms and provisions thereof;

          (iii) covenants and agrees to perform its obligations under such Purchase Contract;

          (iv) consents to the provisions hereof;

          (v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact;

          (vi) consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Notes and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; and

          (vii) for United States federal income tax purposes, agrees to (i) treat an acquisition of the Corporate MEDS as an acquisition of the Note and Purchase Contract constituting the Corporate MEDS and (ii) treat itself as the owner of the applicable interest in the Collateral Account, including the Notes and the Applicable Ownership Interests of the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities, provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations.

         (c) Each Holder of a Corporate MEDS or a Treasury MEDS, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in Section 5.02 and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Notes, the Treasury Securities or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

         (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         SECTION 5.02. Remarketing; Payment of Purchase Price.

         (a) (i) Unless a Tax Event Redemption has occurred, the Company shall engage J.P. Morgan Securities, Inc., as Remarketing Agent (the "Remarketing Agent") pursuant to the Remarketing Agreement (and subject to removal as provided in the Remarketing Agreement) to sell the Notes (the "Initial Remarketing") on the third Business Day immediately preceding the Initial Remarketing Date. In order to facilitate the Initial Remarketing, the Purchase Contract Agent or the Custodial Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes that are part of Corporate MEDS, or aggregate principal amount of Separate Notes that are to be remarketed pursuant to clause (ii) below, as the case may be, that are to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent, pursuant to clause (ii) below, will present for Remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent or Custodial Agent and such Notes from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its commercially reasonable best efforts to remarket (based on the Reset Rate) such Notes on such date at a price of at least 100.25% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100.25% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a "Successful Initial Remarketing"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as a remarketing fee (the "Remarketing Fee") an amount equal to 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price from any amount of such proceeds in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. With respect to Separate Notes, any proceeds of the Initial Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes. With respect to Notes that are part of Corporate MEDS, any proceeds of the Initial Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate MEDS. Neither the Company, the Purchase Contract Agent, nor any Corporate MEDS Holders whose Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Corporate MEDS and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio will be pledged to the Collateral Agent to secure the Corporate MEDS Holders' obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of Corporate MEDS and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate MEDS and the Collateral Agent had in respect of the Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate MEDS Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Notes.

         If, in spite of using its commercially reasonable best efforts, the Remarketing Agent cannot remarket the related Notes in the Initial Remarketing (other than to the Company) at a price not less than 100.25% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Initial Remarketing will be deemed to have failed (a "Failed Initial Remarketing"). Upon a Failed Initial Remarketing, the Remarketing Agent shall return the remarketed Notes to the Collateral Agent or the Custodial Agent, as the case may be.

          (ii) A holder of a Note that is no longer part of a Corporate MEDS may elect to have such Note remarketed in the Initial Remarketing, any Interim Remarketing and the Final Remarketing, as set forth in the Second Supplemental Indenture.

          (iii) Not later than 7 calendar days nor more than 15 calendar days prior to the Initial Remarketing Date, the Company shall request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Securities of the procedures to be followed in the Initial Remarketing.

          (iv) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Initial Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Initial Remarketing.

         (b) (i) Unless a Tax Event Redemption has occurred, if a Failed Initial Remarketing occurs, the Remarketing Agent will use its commercially reasonable best efforts to remarket the Notes (an "Interim Remarketing") on one or more subsequent occasions (the date of any such Interim Remarketing, the "Interim Remarketing Date" for such Interim Remarketing) after the Initial Remarketing Date until the ninth Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will provide the Purchase Contract Agent, the Collateral Agent and the Custodial Agent with notice of any Interim Remarketing Date not later than two Business Days prior to such Interim Remarketing Date. On the Business Day immediately preceding the Interim Remarketing Date for such Interim Remarketing, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent, pursuant to Section 5.02(a)(ii), will present for Remarketing the Pledged Notes and the Separate Notes that are to be remarketed to the Remarketing Agent. Upon receipt of such Notes from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Interim Remarketing Date, use its commercially reasonable best efforts to remarket such Notes on such date at a price of at least 100.25% of the sum of the Treasury Portfolio Purchase Price (based on the Reset Rate) plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100.25% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a "Successful Interim Remarketing"), the portion of the proceeds from such Successful Interim Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct the Remarketing Fee from any amount of such proceeds in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. With respect to Separate Notes, any proceeds of any Interim Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes. With respect to Notes that are part of Corporate MEDS, any proceeds of any Interim Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate MEDS. Neither the Company nor any

Corporate MEDS Holders whose Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Corporate MEDS and the Applicable Ownership Interests (as specified in clause
(i) of the definition of such term) of the Treasury Portfolio will be pledged to the Collateral Agent to secure the Corporate MEDS Holders' obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Interim Remarketing, the Holders of Corporate MEDS and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate MEDS and the Collateral Agent had in respect of the Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate MEDS Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Notes.

         If, in spite of using its commercially reasonable best efforts, the Remarketing Agent cannot remarket the related Notes in an Interim Remarketing (other than to the Company) at a price not less than 100.25% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Interim Remarketing will be deemed to have failed (a "Failed Interim Remarketing"). Upon a Failed Interim Remarketing, the Remarketing Agent shall return the remarketed Notes to the Collateral Agent or the Custodial Agent, as the case may be.

          (ii) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in such Interim Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such Interim Remarketing.

          (c) (i) Unless a Tax Event Redemption, Successful Initial Remarketing or Successful Interim Remarketing has occurred, each Holder who intends to pay in cash to satisfy such Holder's obligations under the Purchase Contract on the Purchase Contract Settlement Date shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Immediately following 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

          (ii) A Holder of a Corporate MEDS who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with paragraph 5.02(c)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

          (iii) If a Holder of a Corporate MEDS fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with paragraph 5.02(c)(i) above, or does notify the Purchase Contract Agent in accordance with paragraph 5.02(c)(i) above but fails to make such payment as required by paragraph 5.02(c)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the Final Remarketing as described in paragraph 5.02(d) below.

          (iv) Promptly after 11:00 a.m. (New York City time) on the fourth Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payments received by the Collateral Agent pursuant to Section 5.02(c)(i) hereof, shall notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Notes to be tendered for purchase in the Remarketing in a notice pursuant to the terms of the Pledge Agreement.

          (v) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Final Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Final Remarketing.

          (d) (i) Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, the Notes of Corporate MEDS Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in paragraph 5.02(c)(i) above, or who have so notified the Purchase Contract Agent in accordance with paragraph 5.02(c)(i) above but have failed to make such payment as required by paragraph 5.02(c)(ii) above, will be sold by the Remarketing Agent (the "Final Remarketing") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Final Remarketing Date"). In order to facilitate the Final Remarketing, the Purchase Contract Agent, based on the notices specified in Section 5.02(c)(iv), or the Custodial Agent, based on the notices specified in Section 5.02(a)(ii), shall notify the Remarketing Agent, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Final Remarketing Date, of the aggregate principal amount of Notes that are part of Corporate MEDS or aggregate principal amount of Separate Notes that are to be remarketed pursuant to Section 5.02(a)(ii), as the case may be, to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall cause such Notes to be presented to the Remarketing Agent for Remarketing.

          (ii) Upon receipt of such notice from the Purchase Contract Agent or the Custodial Agent and such Notes from the Collateral Agent or Custodial Agent, as set forth in clause (i) above, the Remarketing Agent shall, on the Final Remarketing Date, use its commercially reasonable best efforts to remarket (based on the Reset Rate) such Notes on such date at a price equal to approximately 100.25% (but not less than 100%) of the aggregate principal amount of such Notes, as provided in the Remarketing Agreement. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the aggregate principal amount of Notes (a "Successful Final Remarketing"), the Remarketing Agent will remit the proceeds from such Successful Final Remarketing to the Collateral Agent; provided that the Remarketing Agent may deduct as the remarketing fee (the "Final Remarketing Fee") an amount equal to 25 basis points (0.25%) of the aggregate principal amount of the remarketed Notes from any amount of the proceeds of a Successful Final Remarketing in excess of the aggregate principal amount of the remarketed Notes. With respect to Separate Notes, any proceeds of the Final Remarketing in excess of the Final Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes. The proceeds from the Remarketing remitted to the Collateral Agent shall be invested by the Collateral Agent in Permitted Investments, in accordance with the Pledge Agreement, and then applied to satisfy in full such Corporate MEDS Holders' obligations to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Final Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate MEDS. Corporate MEDS Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Final Remarketing Fee in connection therewith.

          (iii) If, in spite of using its commercially reasonable best efforts, the Remarketing Agent cannot remarket the related Notes of such Holders of Corporate MEDS at a price not less than 100.0% of the Stated Amount or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the remarketing will be deemed to have failed (a "Failed Final Remarketing"). Upon a Failed Final Remarketing, the Remarketing Agent shall return the remarketed Notes to the Collateral Agent or the Custodial Agent, as the case may be. Upon a Failed Final Remarketing, a default shall be deemed to have occurred under this Agreement and the Pledge Agreement and in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, shall exercise its rights as a secured party with respect to such Notes, including, without limitation, those actions specified in paragraph 5.02(e) below; provided, that if upon a Failed Final Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accrued and unpaid interest on such Notes shall become payable by the Company to the Purchase Contract Agent for payment to the Beneficial Owner of the Corporate MEDS to which such Notes relate. The Company shall cause a notice of such Failed Final Remarketing to be published (with a copy of such notice to be provided to the Purchase Contract Agent) on the second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

         (e) With respect to any Notes which are subject to a Failed Final Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph 5.02(i) below, shall, in full satisfaction of the Holders' obligations under the Purchase Contracts among other things, (i) retain the Notes or (ii) dispose of the Notes in accordance with applicable law, which in each case shall constitute payment in full for the aggregate Purchase Price for the shares of Common Stock to be purchased under the Purchase Contracts.

         (f) (i) Unless a Holder of a Treasury MEDS or Corporate MEDS (if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred) effects an Early Settlement of the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.07 or a Cash Merger Early Settlement of the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.04(b)(2), each Holder of a Treasury MEDS or Corporate MEDS (if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred) who intends to pay in cash shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Treasury MEDS holders may make Cash Settlements only in integral multiples of 20 Treasury MEDS.

          (ii) A Holder of a Treasury MEDS or Corporate MEDS (if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred) who has so notified the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with paragraph 5.02(f)(i) above shall pay the Purchase

     Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

          (iii) If a Holder of a Treasury MEDS or Holder of a Corporate MEDS (if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with paragraph 5.02(f)(i) above, or does notify the Purchase Contract Agent as provided in paragraph 5.02(f)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.02(f)(ii) above, then upon the maturity of the Pledged Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio held by the Securities Intermediary on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio received by the Securities Intermediary shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury MEDS or Corporate MEDS when received.

         (g) Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         (h) Upon Cash Settlement of any Purchase Contract:

          (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Notes, the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

          (ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Notes, or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Notes, or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

         (i) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

         (j) The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Security unless the Company shall have received payment for the Common Stock to be purchased thereunder in the manner herein set forth.

         SECTION 5.03.  Issuance of Shares of Common Stock.

         Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Securities, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement

Fund") to which the Holders are entitled hereunder.

         Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         SECTION 5.04.  Adjustment of Settlement Rate.

          (a)   Adjustments for Dividends, Distributions, Stock Splits, Etc.

           (1) In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

          (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

          (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

           (2) In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, the Settlement Rate in effect at the opening of business on the Business Day following the date of such announcement shall be increased by dividing such Settlement Rate by a fraction of which:

          (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

          (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement. The Company agrees that it shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and the Settlement Rate shall thereupon be readjusted to the Settlement Rate in effect immediately prior to the date of such announcement. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its

Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.04(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 5.04(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which:

          (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

          (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.04(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

         (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.04(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (III) the aggregate amount of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which:

          (i) the numerator shall be the Current Market Price of Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

          (ii) the denominator shall be the Current Market Price of Common
     Stock,

such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

         (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as herein defined) of (I) an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and (II) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) has been made, in either case exceeds 15% of the product of the Current Market Price per share of Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

          (i) the numerator of which shall be equal to (A) the product of (I) the Current

     Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause
     (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

          (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:

          (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

          (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "Current Market Price" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the ten consecutive Trading Days ending not later than the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower

1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or
(10) of this Section 5.04(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or
(iii) of the definition of Settlement Rate in Section 5.01 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.04(a)
and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this
Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

          (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

         (b) Adjustment for Consolidation, Merger or Other Reorganization
Event.

          (1)   In the event of:

          (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

          (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

          (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

          (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement
Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 5.04(b)(1) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Security shall have the rights provided by this Section 5.04(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

          (2) In the event of a consolidation or merger of the Company with or into another Person, any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents (a "Cash Merger"), then a Holder of a Security may settle ("Cash Merger Early Settlement") its Purchase Contract for cash, on or after the date of such Cash Merger, at the applicable Settlement Rate; provided that
(i) the Cash Merger Early Settlement Date (as defined below) is no later than the fourth Business Day immediately preceding the Purchase Contract Settlement Date and (ii) no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(2) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its best efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement.

         Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Securities of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(2), the date on which such Cash Merger Early Settlement shall occur (which date shall be between 20 and 30 Business Days after the date of such written notice by the Company, but which shall in no event be later than the fourth Business Day immediately preceding the Purchase Contract Settlement Date) (the "Cash Merger Early Settlement Date"), the applicable Settlement Rate and the amount (per share of common stock) of cash, securities and other consideration receivable by the Holder upon settlement.

         Corporate MEDS Holders and Treasury MEDS Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(2) in integral multiples of 20 Purchase Contracts. If a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, Corporate MEDS Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(2) in multiples of 80,000 Purchase Contracts. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01(a) shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(2).

         In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to:

          (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, plus

          (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(2), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

          (i) the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Cash Merger (provided that if the kind or amount of securities, cash and other property receivable upon such Cash Merger is not the same for each non-electing share, then for the purpose of this Section 5.04(b)(2), the kind and amount of securities, cash and other property receivable upon such Cash Merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;

          (ii) the Notes, the Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and

          (iii) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(2).

         (c) All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

         SECTION 5.05.  Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section
     5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

          (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers' Certificate delivered pursuant to Section 5.04(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

         SECTION 5.06.  Termination Event; Notice.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments (including any accrued and unpaid Purchase Contract Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

         Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes, the Treasury Securities or the appropriate Applicable Ownership Interests of the Treasury Portfolio, as the case may be, forming part of such Securities, in accordance with the provisions of Section 5.04 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

         SECTION 5.07. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its best efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

          (b) In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver, at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to:

          (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

          (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         Except as provided in the immediately preceding sentence and subject to the last paragraph of Section 5.02, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Purchase Contract Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

         Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the

Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then, in accordance with Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

         Corporate MEDS Holders and Treasury MEDS Holders may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 20 Purchase Contracts. If a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, Corporate MEDS Holders may only effect Early Settlement pursuant to this Section 5.07 in multiples of 80,000 Purchase Contracts.

          (c) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive, 1.1804 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

          (d) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

          (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

          (ii) the related Notes or the Applicable Ownership Interests of the Treasury Portfolio, as applicable, in the case of Corporate MEDS, or the related Treasury Securities, in the case of Treasury MEDS, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

          (e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Notes, the Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related
Securities:

          (i) transfer to the Holder the Notes, the Applicable Ownership Interests of the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such

     Securities,

          (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, and

          (iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).

          (f) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

          (g) A Holder of a Security who effects Early Settlement may elect to have the Notes no longer a part of a Corporate MEDS remarketed in accordance with the provisions of Section 5.02.

         SECTION 5.08.  Intentionally Omitted.

         SECTION 5.09.  No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Closing Price on the date of such settlement. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this
Section 5.09 in a timely manner.

         SECTION 5.10.  Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which




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


may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 5.11.  Purchase Contract Payments.

          (a) The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date next preceding such Payment Date. The Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register. If any date on which Purchase Contract Payments are to be made is not a Business Day, then payment of the Purchase Contract Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay). Purchase Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

          (b) Upon the occurrence of a Termination Event, the Company's obligation to pay future Purchase Contract Payments (including any accrued Purchase Contract Payments) shall cease.

          (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the reestablishment of Corporate MEDS) any other Certificate shall carry the right to accrued and unpaid Purchase Contract Payments and the right to accrue Purchase Contract Payments, which rights were carried by the Purchase Contracts underlying such other Certificates.

          (d) In the case of any Security with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Purchase Contract Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Purchase Contract Payments shall be paid to the Person in whose name the Certificate evidencing such Security is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, Purchase Contract Payments that would otherwise be payable after the Early Settlement or Cash


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



Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.

          (e) The Company's obligations with respect to Purchase Contract Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

          (f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

          (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Purchase Contract Payments on the Purchase Contracts underlying the Securities;

          (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Section 5.11(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Purchase Contract Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Purchase Contract Payments to the Holders of such Securities; and

          (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Purchase Contract Payments on the Purchase Contracts underlying the Securities, shall be received by the Purchase Contract Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          (g) For purposes of Section 5.11(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through (q) with respect to such Purchase Contract Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

          (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through (g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and
(ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

          (i) Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Purchase Contract Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Purchase Contract Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          (j) Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Purchase Contract Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (k) Upon payment or distribution of assets of the Company referred to in Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.11(e) through (q).

          (l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          (m) Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Purchase Contract Payments, except as otherwise provided in these Section 5.11(e) through (q).

          (n) Each Holder of Securities, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in
Section 5.11 (e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

          (o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Institutional Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

          (p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

          (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          (r) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

          (s) With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.11 or otherwise;
(iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.



                                   ARTICLE 6
                                   REMEDIES

         SECTION 6.01. Unconditional Right of Holders to Receive Purchase Contract Payments and to Purchase Shares of Common Stock.

         Each Holder of a Security shall have the right, which is absolute and unconditional, (i) to receive each Purchase Contract Payment with respect to the Purchase Contract comprising part of such Security on the respective Payment Date for such Security and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Purchase Contract Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.02.  Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been




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



determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         SECTION 6.03.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.04.  Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         SECTION 6.05.  Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes or Purchase Contract Payments on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

         SECTION 6.06.  Waiver of Stay or Extension Laws.




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



         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 7
                          THE PURCHASE CONTRACT AGENT

         SECTION 7.01.  Certain Duties and Responsibilities.

          (a)   The Purchase Contract Agent:

           (1) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

           (2) in the absence of bad faith or gross negligence on its part, may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

          (b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Purchase Contract Agent shall not be liable for any error of judgment made in




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



good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts;

           (3) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (4) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities.

          (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

          (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

         SECTION 7.02.  Notice of Default.

         Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

         SECTION 7.03.  Certain Rights of Purchase Contract Agent.

         Subject to the provisions of Section 7.01:

           (1) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

           (3) whenever in the administration of this Agreement or the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

           (4) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (5) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, and at the expense of the Company, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

           (6) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

           (7) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (8) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;

           (9) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such




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notice references the Securities and this Agreement;

          (10) the Purchase Contract Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

          (11) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (12) The Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

         SECTION 7.04.  Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

         SECTION 7.05.  May Hold Securities.

         Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Securities.

         SECTION 7.06.  Money Held in Custody.

         Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.




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



         SECTION 7.07.  Compensation and Reimbursement.

         The Company agrees:

           (1) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

           (2) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

         (3) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the "Indemnitees") for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees' costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent's powers or duties hereunder or thereunder.

         The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

         SECTION 7.08. Corporate Purchase Contract Agent Required;
Eligibility.

         There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then




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



for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.09.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 7.10.

          (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

          (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

          (d)   If at any time:

          (1) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

          (2) the Purchase Contract Agent shall cease to be eligible under
     Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (3) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation,




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



     conservation or liquidation,

then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

          (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

          (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

         SECTION 7.10.  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

          (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph




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



7.10(a) of this Section.

          (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

         SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Securities.

         SECTION 7.12.  Preservation of Information; Communications to Holders.

          (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

          (b) If three or more Holders (herein referred to as "Applicants") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

         SECTION 7.13.  No Obligations of Purchase Contract Agent.

         Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the




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



Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.

         SECTION 7.14.  Tax Compliance.

          (a) The Company will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

          (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(2) hereof.

          (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.



                                   ARTICLE 8
                            SUPPLEMENTAL AGREEMENTS

         SECTION 8.01.  Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into




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



one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

          (1) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

          (2) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

          (3) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

          (4) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or

          (5) except as provided for in Section 5.04, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

         SECTION 8.02.  Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the outstanding Securities voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

          (1) change any Payment Date;

          (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, unless such change is not adverse to the Holders, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

          (3) impair the right to institute suit for the enforcement of any Purchase Contract or any Purchase Contract Payments;



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


          (4) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder's rights under the Purchase Contract;

          (5) reduce any Purchase Contract Payments or change any place where, or the coin or currency in which, any Purchase Contract Payment is payable; or

          (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate MEDS or the Treasury MEDS, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 8.03.  Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.04.  Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

         SECTION 8.05.  Reference to Supplemental Agreements.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.



                                   ARTICLE 9
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

         The Company covenants that it will not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

          (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

          (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, merger, conveyance, transfer or lease, be in default of payment obligations under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other obligations under any of the foregoing agreements.

         SECTION 9.02.  Rights and Duties of Successor Corporation.

         In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of KeySpan Corporation, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

         SECTION 9.03. Officers' Certificate and Opinion of Counsel Given to Purchase Contract Agent.

         The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.



                                  ARTICLE 10
                                   COVENANTS

         SECTION 10.01.  Performance under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase

Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

         SECTION 10.02.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Corporate MEDS and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

         SECTION 10.03.  Company to Reserve Common Stock.

         The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

         SECTION 10.04.  Covenants as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 10.05.  Statements of Officers of the Company as to Default.

         The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 10.06.  ERISA.

         Each Holder from time to time of the Securities that is a Plan or who used assets of a Plan to purchase Securities hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate MEDS constitutes assets of the Plan or (ii) the purchase or holding of the Corporate MEDS by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

         SECTION 10.07. Tax Treatment. The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to
(i) treat a Holder's acquisition of the Corporate MEDS as the acquisition of the Note and Purchase Contract constituting the Corporate MEDS and (ii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the Notes and Applicable Ownership Interests of the Treasury Portfolio or the Treasury Securities.

                                      [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   By:       /s/ Gerald Luterman
                                        ---------------------------------------
                                        Name:    Gerald Luterman
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer


                                   JPMORGAN CHASE BANK,
                                   as Purchase Contract Agent

                                          By:  /s/ Francine Springer
                                          ------------------------------------
                                          Name:  Francine Springer
                                          Title: Vice President

                                                                EXHIBIT A


                 (FORM OF FACE OF CORPORATE MEDS CERTIFICATE)

         [For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.]

No. ____                                                    CUSIP No. 49337W407
Number of Corporate MEDS:______________

                              KEYSPAN CORPORATION
                                Corporate MEDS

         This Corporate MEDS Certificate certifies that [Cede & Co.] [_______] is the registered Holder of the number of Corporate MEDS set forth above [For inclusion in Global Certificates only - or such other number of Corporate MEDS reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Corporate MEDS consists of (i) either (a) the beneficial ownership by the Holder of $50 principal amount of Notes due 2008 (the "Notes") of KeySpan Corporation, a New York corporation (the "Company"), subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Tax

Event Redemption prior to the Purchase Contract Settlement Date, a Successful Initial Remarketing or a Successful Interim Remarketing, the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of each Corporate MEDS evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate MEDS.

         The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, or interest or distributions on any Pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Corporate MEDS received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Notes or distributions with respect to the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, and
(B) any payments of the principal amount of any Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of the Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate MEDS of which such Pledged Notes or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate MEDS. Interest on the Notes and distributions on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Corporate MEDS evidenced hereby, which are payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing August 16, 2002 (a "Payment Date"), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate MEDS Certificate (or a Predecessor Corporate MEDS Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate MEDS Certificate to purchase, and the Company to sell, on May 16, 2005 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to the Corporate MEDS of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate MEDS of which such Purchase Contract is a part.

         Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Corporate MEDS as an acquisition of the Note and Purchase Contract constituting the Corporate MEDS and (ii) treat itself as owner of the applicable interest on the Collateral Account, including the Notes and the Applicable Ownership Interests of the Treasury Portfolio.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate MEDS evidenced hereby, an amount (the "Purchase Contract Payments") equal to 3.85% per year of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this Corporate MEDS Certificate is registered at the close of business on the Record Date for such Payment Date.

         Interest on the Notes and distributions on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) and the Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase

Contract Agent by manual signature, this Corporate MEDS Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                     KEYSPAN CORPORATION


                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                     HOLDER SPECIFIED ABOVE (as to
                                     obligations of such Holder under the
                                     Purchase Contracts)


                                     By:  JPMorgan Chase Bank,
                                          not individually but solely as
                                          Attorney-in-Fact of such Holder


                                     By:
                                          -------------------------------------
                                          Authorized Officer


DATED:__________________

                         CERTIFICATE OF AUTHENTICATION
                          OF PURCHASE CONTRACT AGENT


         This is one of the Corporate MEDS Certificates referred to in the within mentioned Purchase Contract Agreement.

                                        By:  JPMorgan Chase Bank,
                                             as Purchase Contract Agent


                                        By:
                                             ----------------------------------
                                                  Authorized Officer
Dated: ____________________

                (FORM OF REVERSE OF CORPORATE MEDS CERTIFICATE)


         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 6, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors hereunder, the "Purchase Contract Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate MEDS Certificates are, and are to be, executed and delivered.

         Unless an Early Settlement or a Cash Merger Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this Corporate MEDS Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of shares of Common Stock equal to the Settlement Rate, unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to:

          (1) if the Applicable Market Value (as defined below) is greater than or equal to $42.36 (the "Threshold Appreciation Price"), 1.1804 shares of Common Stock per Purchase Contract;

          (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $35.30 (the "Reference Price"), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Applicable Market Value; and

          (3) if the Applicable Market Value is less than or equal to the Reference Price, 1.4164 shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Corporate MEDS to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

         The "Closing Price" per share of Common Stock on any date of determination means:

          (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

          (3) if Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

          (4) if Common Stock is not so reported, the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate MEDS Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio or a Remarketing of the related Pledged Notes. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, a Holder of Corporate MEDS who (1) does not on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase

Contract Agent but fails to make an effective Cash Settlement prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, (2) on or prior to 11:00 a.m. (New York City time) on the Business Day prior to the Initial Remarketing Date, does not make an effective Early Settlement, or (3) on or prior to 11:00 a.m. (New York City time) on the fourth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Notes held by the Collateral Agent. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the third Business Day prior to the Purchase Contract Settlement Date. If a Tax Event Redemption, a Successful Initial Remarketing or a Successful Interim Remarketing has occurred, a Holder of Corporate MEDS who does not notify the Purchase Contract Agent, on or prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, of its intention to effect a Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests (as defined in clause (i) of the definition of such term) of the Treasury Portfolio.

         If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Final Remarketing, the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Corporate MEDS certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the holder of this Corporate MEDS Certificate in the manner provided for in the Purchase Contract Agreement.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio forming a part of each Corporate MEDS from the Pledge. A Corporate MEDS shall thereafter represent the right to receive the Note or the appropriate Applicable Ownership Interests of the Treasury Portfolio forming a part of such Corporate MEDS in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Corporate MEDS Holders a notice:

          (1) containing such information as is contained in the notice or solicitation;

          (2) stating that each Corporate MEDS Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such Holder's Corporate MEDS; and

          (3) stating the manner in which such instructions may be given.

Upon the written request of the Corporate MEDS Holders on such record date, received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate MEDS, the Purchase Contract Agent shall abstain from voting the Note evidenced by such Corporate MEDS.

         Upon the occurrence of a Tax Event Redemption prior to the earlier of a Successful Remarketing or the Purchase Contract Settlement Date, an amount equal to the Redemption Amount plus any accumulated and unpaid interest payable on the Tax Event Redemption Date with respect to the principal amount of the Notes that are components of the Corporate MEDS shall be deposited in the Collateral Account in exchange for the Pledged Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such funds to purchase on behalf of the Holders of Corporate MEDS, the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Corporate MEDS to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Corporate MEDS, (b) transfer the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such Corporate MEDS and (C) remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate MEDS.

         Upon the occurrence of a Successful Initial Remarketing or a Successful Interim

Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate MEDS, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such proceeds of the Successful Initial Remarketing or the Successful Interim Remarketing, as the case may be, to the Purchase Contract Agent for payment to the Holders of such Corporate MEDS.

         Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, or following a Successful Initial Remarketing or a Successful Interim Remarketing, the Holders of Corporate MEDS and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio as the Holder of Corporate MEDS and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio.

         The Corporate MEDS Certificates are issuable only in registered form and only in denominations of a single Corporate MEDS and any integral multiple thereof. The transfer of any Corporate MEDS Certificate will be registered and Corporate MEDS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Note, thereby creating Treasury MEDS, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate MEDS remains in effect, such Corporate MEDS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate MEDS in respect of the Notes and Purchase Contract constituting such Corporate MEDS may be transferred and exchanged only as a Corporate MEDS.

         Unless the Treasury Portfolio has replaced the Notes as a component of the Corporate MEDS as a result of a Tax Event Redemption (in which case no Collateral Substitution shall be permitted) and subject to the conditions set forth in the Purchase Contract Agreement, the Holder of Corporate MEDS may substitute, at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, for the Pledged Notes securing such Holder's obligations under the related Purchase Contracts Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury MEDS". A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate MEDS for 20 Treasury MEDS.

         Unless the Treasury Portfolio has replaced the Notes as a component of the Corporate MEDS as a result of a Tax Event Redemption (in which case no Collateral Substitution shall be permitted) and subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury MEDS may recreate, at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, Corporate MEDS by delivering to the Securities Intermediary Notes with an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. A Holder may recreate Corporate MEDS only in integral multiples of 20 Treasury MEDS for 20 Corporate MEDS.

         The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate MEDS Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate MEDS Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to:

          (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

          (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Notes or Pledge Applicable Ownership Interests (as specified in clause (i) of the definition of such term) underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate MEDS as to which Early Settlement is effected equal to 1.1804 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Corporate MEDS may effect Cash Merger Early Settlement of the Purchase Contract underlying such Corporate MEDS pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate MEDS, the Pledged Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio underlying such Corporate MEDS shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Corporate MEDS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate MEDS Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Corporate MEDS Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate MEDS evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract

Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, underlying this Corporate MEDS Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate MEDS Certificate is registered as the owner of the Corporate MEDS evidenced hereby for the purpose of receiving payments of interest payable on the Notes, receiving payments of Purchase Contract Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:               as tenants in common
UNIF GIFT MIN ACT:     ___________________ Custodian ___________________
                            (cust)                      (minor)
                       Under Uniform Gifts to Minors Act of  __________

                       ______________________________________________________

TENANT:                as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                          _________________________


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of
    Assignee)

_______________________________________________________________________________
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate MEDS Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Corporate MEDS Certificates on the books of KeySpan Corporation, with full power of substitution in the premises.


Dated:____________________   Signature_______________________________________

                             NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate MEDS Certificates in every particular, without alteration or enlargement or any change whatsoever.


    Signature Guarantee: ___________________________________________

                            SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate MEDS evidenced by this Corporate MEDS Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:_________________________     __________________________________________
                                    Signature
                                    Signature Guarantee: _____________________
                                    (if assigned to another person)

If shares are to be registered
in the name of and delivered to     REGISTERED HOLDER
a Person other than the Holder,
please (i) print such Person's      Please print name and address of
name and address and (ii) provide   Registered Holder:
a guarantee of your signature:



______________________________      __________________________________________
Name                                Name


______________________________      __________________________________________
Address                             Address

______________________________      __________________________________________
______________________________      __________________________________________
______________________________      __________________________________________

Social Security or other
Taxpayer Identification
Number, if any                      __________________________________________

            ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT


         The undersigned Holder of this Corporate MEDS Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate MEDS evidenced by this Corporate MEDS Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate MEDS Certificate representing any Corporate MEDS evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interests of the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:_________________________     __________________________________________
                                    Signature


Signature Guarantee:____________________

         Number of Securities evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or             REGISTERED HOLDER
Corporate MEDS Certificates are
to be registered in the name of
and delivered to and Pledged Notes
or the Applicable Ownership
Interests of the Treasury Portfolio,
as the case may be, are to be
transferred to a Person other than
the Holder, please print such
Person's name and address:

                                         Please print name and
                                         address of Registered Holder:


______________________________
Name                                     _____________________________________
                                         Name
______________________________
Address                                  _____________________________________
                                         Address
______________________________
______________________________           _____________________________________
______________________________           _____________________________________
                                         _____________________________________
Social Security or other
Taxpayer Identification

Number, if any                           _____________________________________

Transfer Instructions for Pledged Notes or the Applicable Ownership Interests of the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


The following increases or decreases in this Global Certificate have been made:



                                                                          Number of Corporate
                         Amount of increase in   Amount of decrease in     MEDS evidenced by
                          Number of Corporate     Number of Corporate   this Global Certificate Signature of authorized
                           MEDS evidenced by       MEDS evidenced by        following such      signatory of Purchase
Date                    the Global Certificate  the Global Certificate   decrease or increase   Contract Agent

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

                                                                     EXHIBIT B

                 (FORM OF FACE OF TREASURY MEDS CERTIFICATE)


         [For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO.,
AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.]

No. ____                                                   CUSIP No. 49337W506
Number of Treasury MEDS:___________

                             KEYSPAN CORPORATION
                                Treasury MEDS

         This Treasury MEDS Certificate certifies that [Cede & Co.] [__________________] is the registered Holder of the number of Treasury MEDS set forth above [For inclusion in Global Certificates only - or such other number of Treasury MEDS reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Treasury MEDS consists of (i) a 1/20 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one

Purchase Contract with KeySpan Corporation, a New York corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury MEDS evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury MEDS. Each Purchase Contract evidenced hereby obligates the Holder of this Treasury MEDS Certificate to purchase, and the Company, to sell, on May 16, 2005 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to the Treasury MEDS of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury MEDS of which such Purchase Contract is a part.

         Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Treasury MEDS as an acquisition of the Treasury Security and Purchase Contract constituting the Treasury MEDS and (ii) treat itself as owner of the applicable interest on the Collateral Account, including the Treasury Securities.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury MEDS evidenced hereby, an amount (the "Purchase Contract Payments") equal to 3.85% per year of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this Treasury MEDS Certificate is registered at the close of business on the Record Date for such Payment Date.

         The Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury MEDS Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                     KEYSPAN CORPORATION


                                     By:______________________________________
                                        Name:
                                        Title:


                                     HOLDER SPECIFIED ABOVE (as to
                                     obligations of such Holder under the
                                     Purchase Contracts)


                                     By:  JPMorgan Chase Bank,
                                          not individually but solely as
                                          Attorney-in-Fact of such Holder


                                     By:______________________________________
                                        Authorized Officer

Dated:_____________________

                       CERTIFICATE OF AUTHENTICATION OF
                           PURCHASE CONTRACT AGENT


         This is one of the Treasury MEDS referred to in the within-mentioned Purchase Contract Agreement.

                                     By:  JPMorgan Chase Bank,
                                     as Purchase Contract Agent


                                     By:______________________________________
                                        Authorized Officer
Dated:_________________

                    (REVERSE OF TREASURY MEDS CERTIFICATE)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 6, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement") between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Purchase Contract Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury MEDS Certificates are, and are to be, executed and delivered.

         Unless an Early Settlement or a Cash Merger Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this Treasury MEDS Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price") a number of newly issued shares of Common Stock equal to the Settlement Rate, unless prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to:

           (1) if the Applicable Market Value (as defined below) is greater than or equal to $42.36 (the "Threshold Appreciation Price"), 1.1804 shares of Common Stock per Purchase Contract;

           (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $35.30 (the "Reference Price"), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Applicable Market Value; and

           (3) if the Applicable Market Value is less than or equal to the Reference Price, 1.4164 shares of Common Stock per Purchase Contract;

         in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Treasury MEDS to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

         The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

         The "Closing Price" per share of Common Stock on any date of determination means the:

           (1) closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

           (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

           (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

           (4) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

           (5) if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury MEDS shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury MEDS equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury MEDS who (1) does not on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, (2) on or prior to 11:00 a.m. (New York City time) on the Business Day prior to the Initial Remarketing Date, does not make an effective Early Settlement, or (3) on or prior to 11:00 a.m. (New York City time) on the fourth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury MEDS. A Treasury MEDS shall thereafter represent the right to receive the Proceeds of the Treasury Security forming a part of such Treasury MEDS, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Treasury MEDS Certificates are issuable only in registered form and only in denominations of a single Treasury MEDS and any integral multiple thereof. The transfer of any Treasury MEDS Certificate will be registered and Treasury MEDS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes, for Treasury Securities, thereby recreating Corporate MEDS, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury MEDS remains in effect, such Treasury MEDS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury MEDS in respect of the Treasury Security and the Purchase Contract constituting such Treasury MEDS may be transferred and exchanged only as a Treasury MEDS.

         Subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury MEDS may recreate, at any time prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, Corporate MEDS by delivering to the Securities Intermediary Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as a "Corporate MEDS". Any such creation of Corporate MEDS may be effected only in multiples of 20 Treasury MEDS for 20 Corporate MEDS.

         Subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Corporate MEDS may recreate Treasury MEDS by delivering to the Securities Intermediary Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of Treasury MEDS may be effected only in multiples of 20 Corporate MEDS for 20 Treasury MEDS.

         The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury MEDS Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury MEDS shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury MEDS, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury MEDS Certificate shall deliver to the Purchase Contract

Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to:

          (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

         (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury MEDS as to which Early Settlement is effected equal to 1.1804 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Treasury MEDS may effect Cash Merger Early Settlement of the Purchase Contract underlying such Treasury MEDS pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury MEDS, the Pledged Treasury Securities underlying such Treasury MEDS shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Treasury MEDS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury MEDS Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Treasury MEDS Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury MEDS evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury MEDS Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury MEDS Certificate is registered as the owner of the Treasury MEDS evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Purchase Contract Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                     as tenants in common

UNIF GIFT MIN ACT:           ___________________ Custodian ___________________
                                  (cust)                        (minor)
                             Under Uniform Gifts to Minors Act of ____________
                             _________________________________________________

TENANT:                      as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                 __________________________


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________
           (Please insert Social Security or Taxpayer I.D. or other
                       Identifying Number of Assignee)

______________________________________________________________________________
            (Please Print or Type Name and Address Including Postal
                            Zip Code of Assignee)

the within Treasury MEDS Certificates and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer said Treasury MEDS Certificates on the books of KeySpan Corporation, with full power of substitution in the premises.

Dated:_______________________           ______________________________________
                                        Signature

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury MEDS Certificates in every particular, without alteration or enlargement or any change whatsoever.

     Signature Guarantee:____________________________

                            SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury MEDS evidenced by this Treasury MEDS Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:_______________________           ______________________________________
                                        Signature
                                        Signature Guarantee:__________________
                                        (if assigned to another person)


If shares are to be registered in
the name of and delivered to a          REGISTERED HOLDER
Person other than the Holder, please
(i) print such Person's name and
address and (ii) provide a guarantee
of your signature:                      Please print name and address of
                                        Registered Holder:

__________________________________      ______________________________________
Name                                    Name

__________________________________      ______________________________________
Address                                 Address

__________________________________      ______________________________________
__________________________________      ______________________________________
__________________________________      ______________________________________

Social Security or other
Taxpayer Identification

Number, if any                          ______________________________________

             ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT


         The undersigned Holder of this Treasury MEDS Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement upon a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury MEDS evidenced by this Treasury MEDS Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury MEDS with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury MEDS Certificate representing any Treasury MEDS evidenced hereby as to which Cash Merger Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:_______________________           ______________________________________
                                        Signature


Signature Guarantee:____________________

         Number of Securities evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury     REGISTERED HOLDER
MEDS Certificates are to be registered
in the name of and delivered to and
Pledged Treasury Securities are to be
transferred to a Person other than the
Holder, please print such Person's name
and address:

                                         Please print name and address of
                                         Registered Holder:

______________________________
Name                                     _____________________________________
                                         Name
______________________________
Address                                  _____________________________________
                                         Address
______________________________
______________________________           _____________________________________
______________________________           _____________________________________
                                         _____________________________________
Social Security or other
Taxpayer Identification

Number, if any                           _____________________________________

         Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:


                                                                          Number of Treasury
                         Amount of increase in   Amount of decrease in     MEDS evidenced by
                          Number of Treasury      Number of Treasury    this Global Certificate Signature of authorized
                           MEDS evidenced by       MEDS evidenced by        following such      signatory of Purchase
Date                    the Global Certificate  the Global Certificate   decrease or increase   Contract Agent

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

                                                                     EXHIBIT C

                    INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank
450 West 33rd Street
New York, New York 10001
Attention: Institutional Trust Services

         Re: [_______ Corporate MEDS] [_______ Treasury MEDS] of KeySpan Corporation, a New York corporation (the "Company").

         The undersigned Holder hereby notifies you that it has delivered to The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $______ aggregate principal amount of [Notes] [Treasury Securities] in exchange for the [Pledged Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of May 6, 2002 (the "Pledge Agreement"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Pledged Treasury Securities] related to such [Corporate MEDS] [Treasury MEDS].

Date:__________________________          _____________________________________
                                         Signature

                               Signature Guarantee:___________________________

Please print name and address of Registered Holder:


_______________________________          _____________________________________
Name                                     Social Security or other Taxpayer
                                         Identification Number, if any

Address

_______________________________
_______________________________
_______________________________
_______________________________

                                                                     EXHIBIT D

                     NOTICE FROM PURCHASE CONTRACT AGENT
                                  TO HOLDERS
        (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

_______________________________

_______________________________
Attention:
Telecopy: __________

             Re: [__________ Corporate MEDS] [______ Treasury MEDS] of KeySpan Corporation, a New York corporation (the "Company")

         Please refer to the Purchase Contract Agreement, dated as of May 6, 2002 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate MEDS and [Applicable Ownership Interests (as specified in clause (i) of the definition of such term)] Treasury MEDS from time to time.

         We hereby notify you that a Termination Event has occurred and that [the Notes] [Applicable Ownership Interests (as specified in clause (i) of the definition of such term) of the Treasury Portfolio] [the Treasury Securities] compromising a portion of your ownership interest in _____ [Corporate MEDS] [Treasury MEDS] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Notes][Treasury Securities] (the "Released Securities").

         Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate MEDS][Treasury MEDS] effected through book-entry or by delivery to us of your [Corporate MEDS Certificate][Treasury MEDS Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate MEDS][Treasury MEDS] are transferred or your [Corporate MEDS Certificate] [Treasury MEDS Certificate] is surrendered or satisfactory evidence is provided that such [Corporate MEDS Certificate][Treasury MEDS Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:                                    By: [                               ]


                                         _____________________________________
                                         Name:
                                         Title:  Authorized Signatory

                                                                     EXHIBIT E

                           NOTICE TO SETTLE BY CASH

JPMorgan Chase Bank
450 West 33rd Street
New York, New York 10001
Attention: Institutional Trust Services

             Re: [_______ Corporate MEDS] [Treasury MEDS] of KeySpan Corporation, a New York corporation (the "Company")

         The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02 of the Purchase Contract Agreement, dated as of May 6, 2002 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to _____ Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder's [Corporate MEDS] [Treasury MEDS].

Date:__________________________          _____________________________________
                                         Signature


                                         Signature Guarantee:_________________



Please print name and address of Registered Holder:

                                                                     EXHIBIT F

                      NOTICE FROM PURCHASE CONTRACT AGENT
                              TO COLLATERAL AGENT
             (Settlement of Purchase Contract through Remarketing)

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286
Attention: Corporate Trust Administration


             Re: __________ Corporate MEDS of KeySpan Corporation, a New York corporation (the "Company")

         Please refer to the Purchase Contract Agreement, dated as of May 6, 2002 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate MEDS from time to time.

         In accordance with Section 5.02 of the Purchase Contract Agreement and, based on notices of [Early Settlements][Cash Settlements] received from Holders of Corporate MEDS as of 11:00 a.m. (New York City time), on the Business Day immediately preceding the [Initial Remarketing Date] [Final Remarketing Date], we hereby notify you that an aggregate principal amount of $______ Notes are to be tendered for purchase in the Remarketing.

Date:                                    By:  JPMorgan Chase Bank



                                         _____________________________________
                                         Name:
                                         Title:  Authorized Signatory




                                      F-1